Exhibit 99.1

COMPANY CONTACTS:
Diane Morefield
EVP, Chief Financial Officer
Strategic Hotels & Resorts, Inc.
(312) 658-5740
Jonathan Stanner
VP, Capital Markets & Treasurer
Strategic Hotels & Resorts, Inc.
(312) 658-5746

FOR IMMEDIATE RELEASE

TUESDAY, MAY 27, 2014

STRATEGIC HOTELS & RESORTS, INC. ANNOUNCES PUBLIC OFFERING OF COMMON STOCK

CHICAGO – May 27, 2014 - Strategic Hotels & Resorts, Inc. (the “Company”) (NYSE: BEE) today announced that it is commencing an underwritten public offering of 34,000,000 shares of its common stock (the “Offering”). The Company expects to grant the underwriters an option to purchase up to 5,100,000 additional shares of common stock to cover over-allotments, if any. J.P. Morgan, Deutsche Bank Securities, BofA Merrill Lynch, and Wells Fargo Securities will act as joint book-running managers for the Offering.

The Company intends to use the net proceeds from the Offering to fund the acquisition of the 63.6% ownership interest in the Hotel del Coronado that it does not own from its joint venture partner, to redeem all of the issued and outstanding shares of its 8.25% Series C Cumulative Redeemable Preferred Stock, and for general corporate purposes, including, without limitation, reducing its borrowings under its bank credit facility, repaying other debt and funding capital expenditures and working capital.

The offering of the shares will be made under the Company’s effective shelf registration statement filed with the Securities Exchange Commission (the “SEC”). The Company has filed a prospectus supplement with the SEC for the common stock offering to which this communication relates. When available, the prospectus supplement and accompanying base prospectus, meeting the requirements of Section 10 of the Securities Act of 1933, may be obtained from J.P. Morgan Securities LLC, c/o Broadridge Financial Solutions, 1155 Long Island Avenue, Edgewood, NY 11717, or by telephone at 866-803-9204; or from Deutsche Bank Securities Inc., Attention: Prospectus Group, 60 Wall Street, New York, NY 10005, or by calling 800-503-4611 or by emailing a request to prospectus.cpdg@db.com; or from BofA Merrill Lynch, 222 Broadway, New York, NY 10038, Attn: Prospectus Department or email dg.prospectus_requests@baml.com; or from Wells Fargo Securities, Attention: Equity Syndicate Department, 375 Park Avenue, New York, New York, 10152, at (800) 326-5897 or email a request to cmclientsupport@wellsfargo.com; or by visiting the EDGAR database on the SEC’s web site at www.sec.gov.

Strategic Hotels & Resorts

Add 1

This press release does not constitute an offer to sell or the solicitation of an offer to buy any shares of the Company’s common stock, nor shall there be any sale of these securities in any jurisdiction in which such an offer, solicitation, or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. The offering may be made only by means of a prospectus and a related prospectus supplement, which have been filed with the SEC.

About the Company

Strategic Hotels & Resorts, Inc. is a real estate investment trust (REIT) which owns and provides value enhancing asset management of high-end hotels and resorts in the United States and Europe. The company currently has ownership interests in 16 properties with an aggregate of 7,862 rooms and 835,000 square feet of multi-purpose meeting and banqueting space.

This press release contains forward-looking statements about the Company. Except for historical information, the matters discussed in this press release, including the Company’s intended use of proceeds, are forward-looking statements subject to certain risks and uncertainties. Actual results could differ materially from the Company’s projections. Factors that may contribute to these differences include, but are not limited to the following: the Company’s ability to consummate the Offering of shares of its common stock; the effects of economic conditions and disruption in financial markets upon business and leisure travel and the hotel markets in which the Company invests; the Company’s liquidity and refinancing demands; the Company’s ability to obtain, refinance or extend maturing debt; the Company’s ability to maintain compliance with covenants contained in its debt facilities; stagnation or deterioration in economic and market conditions, particularly impacting business and leisure travel spending in the markets where the Company’s hotels operate and in which the Company invests, including luxury and upper upscale product; general volatility of the capital markets and the market price of the Company’s shares of common stock; availability of capital; the Company’s ability to dispose of properties in a manner consistent with its investment strategy and liquidity needs; hostilities and security concerns, including future terrorist attacks, or the apprehension of hostilities, in each case that affect travel within or to the United States, Germany or other countries where the Company invests; difficulties in identifying properties to acquire and completing acquisitions; the Company’s failure to maintain effective internal control over financial reporting and disclosure controls and procedures; risks related to natural disasters; increases in interest rates and operating costs, including insurance premiums and real property taxes; delays and cost-overruns in construction and development; marketing challenges associated with entering new lines of business or pursuing new business strategies; the Company’s failure to maintain its status as a REIT; changes in the competitive environment in the Company’s industry and the markets where the Company invests; changes in real estate and zoning laws or regulations; legislative or regulatory changes, including changes to laws governing the taxation of REITs; changes in generally accepted accounting principles, policies and guidelines; and litigation, judgments or settlements.

Strategic Hotels & Resorts

Add 2

Additional risks are discussed in the Company’s filings with the SEC, including those appearing under the heading “Item 1A. Risk Factors” in the Company’s most recent Form 10-K and subsequent Form 10-Qs. Although the Company believes the expectations reflected in such forward-looking statements are based on reasonable assumptions, it can give no assurance that its expectations will be attained. The forward-looking statements are made as of the date of this press release, and the Company undertakes no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events or otherwise, except as required by law.